Exhibit 99.1

Talaris Therapeutics Announces Stockholder Approval of Merger with Tourmaline Bio

Combined Company to Trade on Nasdaq Under Ticker “TRML”

Talaris Announces 1-for-10 Reverse Stock Split of Common Stock

BOSTON, October 17, 2023 — Talaris Therapeutics, Inc. (Nasdaq: TALS) (“Talaris”) today announced the results of the special meeting of its stockholders held on October 17, 2023. At the special meeting, Talaris’ stockholders voted in favor of all proposals, including the proposal to approve the issuance of shares of Talaris’ common stock to the stockholders of Tourmaline Bio, Inc. (“Tourmaline”) pursuant to the terms of the Agreement and Plan of Merger, dated as of June 22, 2023, pursuant to which a direct wholly owned subsidiary of Talaris will merge with and into Tourmaline, with Tourmaline surviving the merger as a direct wholly owned subsidiary of Talaris (the “Merger”).

The closing of the Merger is anticipated to take place on or around Thursday, October 19, 2023. Following the closing of the Merger, the combined company plans to change its name from Talaris Therapeutics, Inc. to Tourmaline Bio, Inc., trade on The Nasdaq Global Market under the ticker symbol “TRML” and will be led by Tourmaline’s existing management team. The combined company will focus on Tourmaline’s mission to develop transformative medicines that dramatically improve the lives of patients with life-altering immune diseases.

In addition, Talaris today announced that it will effect a 1-for-10 reverse stock split of its common stock that will be effective on Thursday, October 19, 2023, prior to the closing of the Merger. At the special meeting of stockholders, the holders of a majority of Talaris’ outstanding shares of common stock also approved the reverse stock split and gave Talaris’ board of directors discretionary authority to select a ratio for the split ranging from 1-for-10 to 1-for-14. The combined company’s common stock is expected to begin trading on Nasdaq on a split-adjusted basis on Friday, October 20, 2023. The new CUSIP number for the combined company’s common stock following the Merger and the reverse stock split is 89157D 105.

The reverse stock split affects all issued and outstanding shares of Talaris common stock, as well as the number of shares of common stock reserved for issuance under Talaris’ equity plans. The reverse stock split will reduce the number of shares of Talaris’ issued and outstanding common stock from approximately 42.8 million to approximately 4.28 million (which numbers do not give effect to the shares of Talaris’ common stock to be issued in connection with the Merger). In addition, the reverse stock split will effect a reduction in the number of shares of common stock issuable upon the exercise of stock options and upon the vesting of restricted stock units outstanding immediately prior to the reverse stock split, with a proportional increase in the stock option exercise prices. The reverse stock split will not change the par value of Talaris’ common stock and preferred stock or the authorized number of shares of Talaris’ common stock and preferred stock.

The reverse stock split will affect all holders of common stock uniformly and (before giving effect to the shares of Talaris’ common stock to be issued in connection with the Merger) will not alter any stockholder’s percentage ownership interest in Talaris, except to the extent that the reverse stock split would result in a stockholder owning a fractional share. No fractional shares of common stock will be issued in connection with the reverse stock split; stockholders who otherwise would be entitled to a fractional share of common stock will be entitled to receive a cash payment equal to the fraction to which the stockholder would otherwise be entitled multiplied by the closing price of the common stock on Nasdaq on the date of the filing of the certificate of amendment to Talaris’ charter effecting the reverse stock split.

Talaris’ transfer agent, Computershare, is acting as the exchange agent for the reverse stock split. Stockholders holding their shares in book-entry form or in brokerage accounts need not take any action in connection with the reverse stock split. Beneficial holders are encouraged to contact their bank, broker or custodian with any procedural questions.

The Company previously announced a special dividend, which the Company estimated to be $1.5118 per share of Talaris common stock, payable in cash in connection with the Merger. As previously announced, the ex-dividend date in respect of such special cash dividend will be before market open on October 20, 2023. As a result of the reverse stock split, the Company estimates that the stockholders of record as of October 16, 2023, record date for the special dividend, that continue to hold their eligible shares until market open on October 20, 2023 will be entitled to receive $15.118 per share of the combined company’s common stock.

About Tourmaline

Tourmaline is a late-stage clinical biotechnology company driven by its mission to develop transformative medicines that dramatically improve the lives of patients with life-altering immune diseases. Tourmaline’s lead program, TOUR006, is an anti-IL-6 antibody which exhibits differentiated properties including high binding affinity to IL-6 and a naturally long half-life. To date, TOUR006 has been studied in over 400 autoimmune patients across six clinical trials. Tourmaline plans to develop TOUR006 in thyroid eye disease (TED) and atherosclerotic cardiovascular disease (ASCVD) as its lead and secondary indications, respectively, with additional indications under consideration.

About Talaris

Talaris, prior to its review of strategic alternatives, was a cell therapy company developing an innovative method of allogeneic hematopoietic stem cell transplantation (“allo-HSCT”), called Facilitated Allo-HSCT Therapy.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, including but not limited to, express or implied statements regarding the structure, timing and completion of the proposed Merger; the timing and completion of the reverse stock split; and other statements that are not historical fact. All statements other than statements of historical fact contained in this press release are forward-looking statements. These forward-looking statements are made as of the date they were first issued, and were based on the then-current expectations, estimates, forecasts, and projections, as well as the beliefs and assumptions of management. There can be no assurance that future developments affecting Talaris, Tourmaline or the proposed Merger will be those that have been anticipated.

Forward-looking statements are subject to a number of risks and uncertainties, many of which involve factors or circumstances that are beyond Talaris’ control. Talaris’ actual results could differ materially from those stated or implied in forward-looking statements due to a number of factors, including but not limited to (i) the risk that the conditions to the closing of the proposed Merger are not satisfied; (ii) uncertainties as to the timing of the consummation of the proposed Merger and the ability of each of Talaris and Tourmaline to consummate the proposed Merger; (iii) risks related to Talaris’ ability to manage its operating expenses and its expenses associated with the proposed Merger pending closing; (iv) the risk that as a result of adjustments to the exchange ratio, Talaris shareholders and Tourmaline stockholders could own more or less of the combined company than is currently anticipated; (v) risks related to the market price of Talaris’ common stock relative to the value suggested by the exchange ratio; (vi) unexpected costs, charges or expenses resulting from the proposed Merger; (vii) potential adverse reactions or changes to business relationships resulting from the announcement or completion of the proposed Merger; (viii) the uncertainties associated with Tourmaline’s platform technologies, as well as risks associated with the clinical development and regulatory approval of product candidates, including potential delays in the commencement, enrollment and completion of clinical trials; (ix) risks related to the inability of the combined company to obtain sufficient additional capital to continue to advance its product candidates and its preclinical programs; (x) uncertainties in obtaining successful clinical results for product candidates of the combined company and unexpected costs that may result therefrom; (xi) risks related to the failure to realize any value from product candidates and preclinical programs being developed and anticipated to be developed by the combined company in light of inherent risks and difficulties involved in successfully bringing product candidates to market; (xii) risks associated with the possible failure to realize certain anticipated benefits of the proposed Merger, including with respect to future financial and operating results; and (xiii) risks associated with Talaris’ financial close process; (xiv) the risk that the pre-closing financing is not consummated. Actual results and the timing of events could differ materially from those anticipated in such forward-looking statements as a result of these risks and uncertainties. These and other risks and uncertainties are more fully described in periodic filings with the SEC, including the factors described in the section titled “Risk Factors” in Talaris’ Annual Report on Form 10-K for the year ended December 31, 2022 filed with the SEC, and in other filings that Talaris has made with the SEC in connection with the proposed Merger including the final prospectus on Form 424(b)(3) filed with the SEC on September 15, 2023. You should not place undue reliance on these forward-looking statements, which are made only as of the date hereof or as of the dates indicated in the forward-looking statements. Except as may be required under applicable law, Talaris expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in its expectations with regard thereto or any change in events, conditions or circumstances on which any such statements are based. This press release does not purport to summarize all of the conditions, risks and other attributes of an investment in Talaris or Tourmaline.

No Offer or Solicitation

This press release does not constitute an offer to sell or the solicitation of an offer to buy any securities nor a solicitation of any vote or approval with respect to the proposed Merger or otherwise. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the U S. Securities Act of 1933, as amended, and otherwise in accordance with applicable law.

For Talaris:

Investor Contact

Chris Brinzey

ICR Westwicke

chris.brinzey@westwicke.com

(339) 970-2843

For Tourmaline:

Lee M. Stern

Meru Advisors

lstern@meruadvisors.com